                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 31, 1996

                               IKON CAPITAL, INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


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


  DELAWARE               File No. 0-20405               23-2493042
- ------------------       ----------------               --------------
(State or other          (Commission File               (IRS Employer
 jurisdiction of         Number)                        Identification
 incorporation)                                         Number)
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                  1738 Bass Road, Macon, Georgia       31210
                  ------------------------------       -----


       Registrant's telephone number, including area code: (912) 471-2300
                                                           --------------


                                Not Applicable
             -----------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5. Other Events.
        ------------

        On July 31, 1996, at an investors' conference in New York City, the Registrant's Parent, Alco Standard Corporation ("Alco"), outlined long-term growth goals for IKON Office Solutions and Unisource Worldwide, Inc. The two businesses will begin operating as independent publicly-owned companies in January 1997.

        John Stuart, Chairman and Chief Executive Officer of Alco, stated that IKON is targeting 25-30 percent growth in revenues, and expects that both operating income and earnings per share will increase at a yearly rate of 35-40 percent through the year 2000.

        Ray Mundt, recently named Chairman and Chief Executive Officer of Unisource, stated that Unisource's revenues and operating income in fiscal 1996 will be about equal to 1995 levels, excluding corporate expenses. Longer term, Unisource's annual goal for revenue growth is 10-12 percent through the year 2000. Its goal for earnings per share is 7-10 percent in fiscal 1997 and 15-20 percent thereafter.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

            (c)   Exhibits.
                  --------

                  Press Release of Alco Standard Corporation dated July 31, 1996
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                                   SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ALCO STANDARD CORPORATION



                                     By: /s/ Robert M. Kearns
                                        -------------------------------
                                           Robert M. Kearns
                                           Vice President



Dated: July 31, 1996
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                               Index to Exhibit
                               ----------------



       (28)  Press Release Dated July 31, 1996